Sweetgreen, Inc. Announces
First Quarter 2023 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its first fiscal quarter ended March 26, 2023.

“I am pleased with our first quarter results. We delivered strong top line sales while reducing losses in the first quarter, which was supported by positive traffic growth. As we continue to gain sales momentum, we see profitability within reach,” said Jonathan Neman, Co-Founder and Chief Executive Officer. “We have a number of exciting catalysts in the second quarter, including Sweetpass, our loyalty program, and a broader menu, which we believe will positively impact our guest experience and drive positive momentum throughout the balance of the year and beyond.”

First Quarter 2023 Financial Results
For the first quarter of fiscal year 2023, compared to the first quarter of fiscal year 2022:
•Total revenue was $125.1 million versus $102.6 million in the prior year period, an increase of 22%.
•Same-Store Sales Change of 5% versus Same-Store Sales Change of 35% in the prior year period.
•AUV of $2.9 million versus AUV of $2.8 million in the prior year period.
•Total Digital Revenue Percentage of 61% and Owned Digital Revenue Percentage of 39%, versus Total Digital Revenue Percentage of 66% and Owned Digital Revenue Percentage of 43% in the prior year period.
•Loss from operations was $(35.3) million and loss from operations margin was (28)% versus loss from operations of $(50.0) million and loss from operations margin of (49)% in the prior year period; this includes $6.9 million from employee retention credits issued as part of the Coronavirus Aid, Relief and Economic Security Act, of which $5.1 million is included within general and administrative expense and $1.8 million included within labor and related expenses.
•Restaurant-Level Profit(1) was $16.9 million and Restaurant-Level Profit Margin was 14%, versus Restaurant-Level Profit of $13.4 million and Restaurant-Level Profit Margin of 13% in the prior year period.
•Net loss was $(33.7) million versus net loss of $(49.7) million in the prior year period.
•Adjusted EBITDA(1) was $(6.7) million versus Adjusted EBITDA of $(17.0) million in the prior year period and Adjusted EBITDA Margin was (5)% versus (17)% in the prior year period.
•9 Net New Restaurant Openings versus 8 Net New Restaurant Opening in the prior year period.

(1) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

Results for the first quarter ended March 26, 2023:

Total revenue in the first quarter of 2023 was $125.1 million, an increase of 22% versus the prior year period, primarily due to an increase in incremental revenue associated with 45 Net New Restaurant Openings during or subsequent to the first quarter of 2022 through the end of the first fiscal quarter of 2023 and Same-Store Sales Change of 5%. The Same-Store Sales Change of 5% consisted of a 3% benefit from menu price increases that were implemented subsequent to the prior year period as well as a 2% increase from transactions.

Our loss from operations margin was (28)% for the first quarter of 2023 versus (49)% in the prior year period. Restaurant-Level Profit Margin was 14%, an increase of roughly 100 basis points versus the prior year period, due to a $1.8 million benefit from ERC’s, as well as sales leverage and improved labor efficiencies, partially offset by an increase in packaging costs and an increase in prevailing wage rates.

General and administrative expense was $34.9 million, or 28% of revenue for the first quarter of 2023, as compared to $50.2 million, or 49% of revenue in the prior year period. The decrease in general and administrative expense was primarily due to a $7.9 million decrease in stock based compensation expense and the benefit of $5.1 million of ERC’s. General and administrative expense was also impacted by an approximately $2.2 million decrease in management salaries and benefits, a $0.4 million decrease in COVID-19-related expenses and a $0.3 million decrease in other general and administrative costs. These decreases were partially offset by an increase in consulting fees and expenses related to the amortization of costs associated with the implementation of our cloud computing arrangements in relation to our new ERP system, which was implemented during fiscal year 2022.

Net loss for the first quarter of 2023 was $(33.7) million, as compared to $(49.7) million in the prior year period. The decrease in net loss was primarily due to a $7.9 million decrease in stock-based compensation expense, $6.9 million benefit from ERC’s as discussed above, as well as a $2.9 million increase in interest income and a 1% increase in our restaurant-level profit margin. These decreases were partially offset by an increase in depreciation and amortization associated with additional restaurants and an increase in pre-opening costs due to timing of new restaurant openings. Adjusted EBITDA, which excludes stock-based compensation and certain other adjustments, was $(6.7) million for the first quarter of 2023, as compared to $(17.0) million in the prior year period. This improvement was primarily due to an increase in Restaurant-Level Profit and decrease in general and administrative expenses, as described above.

2023 Outlook

For the fiscal year 2023, we reiterate our full year guidance, with the exception of adjusted EBITDA loss, which now includes the $6.9 million benefit from employee retention credits:

•30-35 Net New Restaurant openings
•Revenue ranging from $575 million to $595 million
•Same-Store Sales between 2% and 6%
•Restaurant-Level Profit Margin between 15%-17%
•Adjusted EBITDA between $(13) million to $(3) million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference all to discuss its financial results today, May 4, 2023, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, statements regarding our financial outlook for the full fiscal year 2023, including the expected number of Net New Restaurant Openings, expected revenue, expected Same-Store Sales Change, expected Restaurant-Level Profit Margin and expected Adjusted EBITDA; our expectations regarding the second fiscal quarter of 2023 and positive momentum in the remainder of the year; our expectations regarding the success of our loyalty program and broadened menu offerings and their impact on our balances throughout the year; our expectations about customer behavior trends, including during and following the COVID-19 pandemic and as a result of inflation; our expectations regarding the effects of inflation, increased interest rates, and an economic downturn on our business, including on labor rates and supply chain costs, as well as any future pricing actions taken in an effort to mitigate the effects of inflation, and our customers’ willingness to pay our prices for higher quality food; our growth strategy and business aspirations, our expectations regarding the impact of automation on our operating model; our ability to achieve or maintain profitability; and our vision of being as ubiquitous as traditional fast food, but with the transparency and quality that consumers increasingly expect; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, the impact of pandemics or disease outbreaks, such as the COVID-19 pandemic, uncertainties regarding changes in economic conditions and the customer behavior trends they drive, including long-term customer behavior trends during and following the COVID-19 pandemic, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 25, 2022 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.
•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. For the thirteen weeks ended March 26, 2023, two restaurants were excluded from the Comparable Restaurant Base. For the thirteen weeks ended March 27, 2022 no restaurants were excluded from the Comparable Restaurant Base.
•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new sweetgreen restaurant openings during a given reporting period, net of any permanent sweetgreen restaurant closures during the same period.

•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant.
•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our total digital channels (which includes our owned digital channels and our marketplace channel). Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our owned digital channels (which includes our pick-up channel, native delivery channel, and outpost channel, as well as purchases made in our in-store channel via digital scan-to-pay).

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, Spyce acquisition costs, and ERP implementation, and, in certain periods, impairment and closure costs and restructuring charges. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation, loss on disposal of property and equipment,; certain other expenses, Spyce acquisition costs, ERP implementation and related costs, and, in certain periods, impairment and closure costs and restructuring costs; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About sweetgreen

Sweetgreen (NYSE: SG) passionately believes that real food should be convenient and accessible to everyone. Every day, across its 185+ restaurants, their team members create plant-forward, seasonal, and earth-friendly meals from fresh ingredients and produce that prioritizes organic, regenerative, and local sourcing. Sweetgreen strongly believes in harnessing the power of technology to enhance the customer experience, and leverages their app to create an omnichannel experience to meet their customers where they are. Sweetgreen’s strong food ethos and investment in local communities have enabled them to grow into a national brand with a mission to build healthier communities by connecting people to real food.

sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com
sweetgreen Contact, Media:

press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen Weeks Ended
	March 26, 2023		March 27, 2022
Revenue	$125,062	100%	$102,591	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	35,587	28%	27,106	26%
Labor and related expenses	39,243	31%	34,302	33%
Occupancy and related expenses	12,630	10%	10,517	10%
Other restaurant operating costs	20,665	17%	17,275	17%
Total restaurant operating costs	108,125	86%	89,200	87%
Operating expenses:
General and administrative	34,907	28%	50,199	49%
Depreciation and amortization	13,110	10%	10,677	10%
Pre-opening costs	3,366	3%	2,512	2%
Impairment and closure costs	190	—%	17	—%
Loss on disposal of property and equipment	48	—%	8	—%
Restructuring charges	638	1%	—	—%
Total operating expenses	52,259	42%	63,413	62%
Loss from operations	(35,322)	(28)%	(50,022)	(49)%
Interest income	(3,062)	(2)%	(168)	—%
Interest expense	21	—%	23	—%
Other income	1,058	1%	(245)	—%
Net loss before income taxes	(33,339)	(27)%	(49,632)	(48)%
Income tax expense	318	—%	20	—%
Net loss	$(33,657)	(27)%	$(49,652)	(48)%
Earnings per share:
Net loss per share basic and diluted	$(0.30)		$(0.45)
Weighted average shares used in computing net loss per share, basic and diluted	111,297,064		109,472,050

SWEETGREEN INC. AND SUBSIDIARIES
SELECTED BALANCE SHEET, CASH FLOW AND OPERATING DATA
(dollars in thousands)
(unaudited)

	As of March 26, 2023	As of December 25, 2022
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$296,828	$331,614
Total assets	$895,806	$908,935
Total liabilities	$373,249	$367,709
Total stockholders’ equity	$522,557	$541,226

	Thirteen weeks ended
	March 26, 2023	March 27, 2022
SELECTED CASH FLOW:
Net cash used in operating activities	(3,130)	(17,293)
Net cash used in investing activities	(32,379)	(19,065)
Net cash provided by financing activities	723	849
Net (decrease) in cash and cash equivalents and restricted cash	$(34,786)	$(35,509)

	Thirteen weeks ended
	March 26, 2023	March 27, 2022
SELECTED OPERATING DATA:
Net New Restaurant Openings	9	8
Average Unit Volume (as adjusted) (1)	$2,932	$2,793
Same-Store Sales Change (%)	5%	35%
Restaurant-Level Profit	$16,937	$13,391
Restaurant-Level Profit Margin (%)	14%	13%
Adjusted EBITDA	$(6,694)	$(16,976)
Adjusted EBITDA Margin (%)	(5)%	(17)%
Total Digital Revenue Percentage	61%	66%
Owned Digital Revenue Percentage	39%	43%
(1)Our results for the thirteen weeks ended March 26, 2023 have been adjusted to reflect the temporary closures of two restaurants which were excluded from the Comparable Restaurant Base. Such adjustments did not result in a material change to AUV. No restaurants were excluded from the Comparable Restaurant Base for the thirteen weeks ended March 27, 2022.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended
	March 26, 2023	March 27, 2022
Loss from operations	$(35,322)	$(50,022)
Add back:
General and administrative	34,907	50,199
Depreciation and amortization	13,110	10,677
Pre-opening costs	3,366	2,512
Impairment and closure costs	190	17
Loss on disposal of property and equipment(1)	48	8
Restructuring charges(2)	638	—
Restaurant-Level Profit	$16,937	$13,391
Loss from operations margin	(28)%	(49)%
Restaurant-Level Profit Margin	14%	13%
(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with the vacated sweetgreen Support Center, including the amortization of the operating lease asset.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended
	March 26, 2023	March 27, 2022
Net loss	$(33,657)	$(49,652)
Non-GAAP adjustments:
Income tax expense	318	20
Interest income	(3,062)	(168)
Interest expense	21	23
Depreciation and amortization	13,110	10,677
Stock-based compensation(1)	14,265	22,165
Loss on disposal of property and equipment(2)	48	8
Impairment and closure costs(3)	190	17
Other expense/(income)(4)	1,058	(245)
Spyce acquisition costs(5)	161	179
Restructuring charges(6)	638	—
ERP implementation and related costs(7)	216	—
Adjusted EBITDA	$(6,694)	$(16,976)
Net loss margin	(27)%	(48)%
Adjusted EBITDA Margin	(5)%	(17)%
(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.

(3)Includes costs related to impairment of long-lived assets and store closures.
(4)Other expense/(income) includes the change in fair value of the contingent consideration and the change in fair value of the warrant liability. See Notes 1 and 3 to our condensed consolidated financial statements included elsewhere in this Quarterly Report.
(5)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.
(6)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with the vacated sweetgreen Support Center, including the amortization of the operating lease asset.
(7)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our new ERP.